Exhibit 2.2

Execution Copy

AMENDMENT TO THE ASSET PURCHASE AGREEMENT

This AMENDMENT TO THE ASSET PURCHASE AGREEMENT (“Amendment”) is entered into this 30th day of March, 2016 (the “Effective Date”), by and among AAC HOLDINGS, INC., a Nevada corporation (“Holdings”), AMERICAN ADDICTION CENTERS, INC., a Nevada corporation (“Parent”), TOWNSEND TREATMENT CENTER, LLC, a Delaware limited liability company (the “Company”), SAGENEX DIAGNOSTICS LABORATORY, LLC, a Delaware limited liability company (“Sagenex”) RUSH MEDICAL – LAFAYETTE, LLC, a Delaware limited liability company (“Rush Medical”), HOUMA TREATMENT CENTER, L.L.C., a Louisiana limited liability company (“Houma”) and MICHAEL HANDLEY, as the Sellers’ Representative and on behalf of the other Sellers and Members of Sellers party to the Agreement (all as defined below). Holdings, Parent, Company and the Sellers’ Representative are collectively referred to herein as the “Parties.”

A. On December 10, 2015, Holdings, Parent, the Company, Wetsman Forensic Medicine, L.L.C., a Louisiana limited liability company (“Townsend”), KHM, L.L.C., a Louisiana limited liability company (“KHM”), Rush Medical, L.L.C., a Louisiana limited liability company (“Rush”), Tres Amigos Holdings, LLC, a Connecticut limited liability company (“Tres Amigos”), Village IP, L.L.C., a Delaware limited liability company (“Village IP”), Keystone Acquisition, LLC, a Louisiana limited liability company (“Keystone”), Lafayette Recovery Home 1, LLC, a Louisiana limited liability company (“Lafayette 1”), Lafayette Recovery Home 2, LLC, a Louisiana limited liability company (“Lafayette 2”), Hedge Media Group, LLC, a Louisiana limited liability company (“Hedge”), New Orleans Addiction Hospital, LLC, a Louisiana limited liability company (“NOAH” and, together with Townsend, KHM, Rush, Tres Amigos, Village IP, Keystone, Lafayette 1, Lafayette 2, and Hedge, the “Sellers” and each individually, a “Seller”), the members of the Sellers (collectively, the “Members” and each individually, a “Member”) and Michael Handley, as the Sellers’ Representative, entered into that certain Asset Purchase Agreement (the “Agreement”) for the purchase and sale of certain assets of the Sellers to the Company;

B. The Parties now desire that (i) Houma be added to the Agreement as a Seller and subject to all rights and obligations of Sellers pursuant to the Agreement, (ii) Sagenex be added to the Agreement as a purchaser of certain of the Assets, including any Contracts, related to the diagnostic laboratory services provided by the Sellers (the “Laboratory Assets”), (iii) Rush Medical be added to the Agreement as a purchaser of certain of the Assets, including any Contracts, held by Rush Medical, L.L.C. (the “Rush Assets”) and (iv) the definitions of “Cash Consideration”, “Share Price”, “Excluded Assets” and “Excluded Liabilities” be modified;

C. Pursuant to Section 11.1 of the Agreement, the provisions of the Agreement may not be changed, modified, waived or altered except by an agreement in writing signed by the party entitled to the benefit of the provision(s) to be waived;

D. Pursuant to Section 11.13 of the Agreement, the Sellers’ Representative has been appointed the true and lawful attorney in fact of each Seller and Member, with full power and authority to enter into, on behalf of the Sellers and Members, amendments to the Agreement; and

E. The Parties desire to amend the Agreement as set forth in this Amendment.

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree to the following terms and conditions:

1. Addition of Sagenex. The Parties hereby agree that the Laboratory Assets shall be transferred to Sagenex at Closing. Further, as of the Effective Date, Sagenex shall have all of the right, title and interest of Parent and Company in and to the Agreement as it relates to the Laboratory Assets, but shall have no obligations of Parent or Company under the Agreement.

2. Addition of Rush Medical. The Parties hereby agree that the Rush Assets shall be transferred to Rush Medical at Closing. Further, as of the Effective Date, Rush Medical shall have all of the right, title and interest of Parent and Company in and to the Agreement as it relates to the Rush Assets, but shall have no obligations of Parent or Company under the Agreement.

3. Addition of Seller. The Parties hereby agree that Houma shall be added to the Agreement as a Seller and shall be subject to all rights and obligations of the other Sellers party to the Agreement, including, without limitation, the obligation to sell all or substantially all of the Assets owned by Houma as of the Closing Date.

4. Definitions of “Cash Consideration” and “Share Price”. The Parties hereby agree that the definitions of “Cash Consideration” and “Share Price” in Article I of the Agreement shall be deleted and replaced in their entirety with the following:

“Cash Consideration” means the amount of Twelve Million and No/100 Dollars ($12,000,000.00) to be paid in cash to Sellers by the Company pursuant to Section 3.1 hereof.

“Share Price” means the average closing price per share of the Common Stock on the New York Stock Exchange during the ten (10) trading days immediately prior to the Closing Date.

5. Excluded Assets. The Parties hereby agree that Section 2.2 of the Agreement shall be amended to delete the word “and” appearing immediately before the reference to (g) appearing therein, to replace the reference to (g) with (h) and to insert the following phrase immediately before the current reference to (g) therein:

(g) that certain Bond for Deed, dated August 28, 2014, related to the immovable real property located at 808 Pitt Road, Scott, Louisiana 70508; and

6. Excluded Liabilities. The Parties hereby agree that Section 3.6 of the Agreement shall be amended to delete the word “and” appearing immediately before the reference to (j) appearing therein, to replace the reference to (j) with (k) and to insert the following phrase immediately before the current reference to (j) therein:

(j) Any liability of any Seller relating to or arising out of that certain Stock Appreciation Rights Plan of Wetsman Forensic Medicine, L.L.C., dated as of March 24, 2009, and any Stock Appreciation Rights issued thereunder; and

7. Certain Other Changes and Corrections. The Parties hereby agree to the following:

a.	The reference in Section 6.1(f) to Schedule 4.3 is hereby changed and corrected to instead reference Schedule 4.4.

b.	The references in Sections 8.1(d), 9.3(c) and 9.3(d) to two (2) days are hereby changed to read “two (2) Business Days”.

8. Representations and Warranties. The Parties hereby agree that Houma shall be deemed to have made all representations and warranties made by the other Sellers party to the Agreement; provided, that pursuant to Section 6.9 of the Agreement, the Sellers and Members may deliver to the Company and the Parent any applicable updates to the Schedules that Sellers and Members deem necessary, reflecting the addition of Houma as a Seller pursuant to the Agreement, to make the Schedules accurate as of the Effective Date.

9. Allocation of Closing Consideration. The Parties hereby agree that the allocation of Closing Consideration set forth in Annex B to the Agreement shall be deleted and replaced with the allocation of Closing Consideration set forth in Annex B to this Amendment.

10. Sellers’ Representative. By execution and delivery of this Amendment, Houma hereby designates and appoints Sellers’ Representative as agent for and on behalf of Houma, and the true and lawful attorney in fact of Houma, with full power and authority in Houma’s name, to take all such actions on behalf of Houma under the Agreement that Sellers’ Representative may take with respect to and on behalf of any other Seller under the Agreement.

11. Capitalized Terms. Any capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Agreement.

12. Full Force and Effect. Except as modified herein, the Agreement shall remain in full force and effect.

13. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Facsimiles or electronic copies shall be deemed originals.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

HOLDINGS:

AAC HOLDINGS, INC., a Nevada corporation

By:	/s/ Michael T. Cartwright
Michael T. Cartwright, Chairman and Chief Executive Officer

PARENT:

AMERICAN ADDICTION CENTERS, INC., a Nevada corporation

By:	/s/ Michael T. Cartwright
Michael T. Cartwright, Chairman and Chief Executive Officer

COMPANY:

TOWNSEND TREATMENT CENTER, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Michael T. Cartwright, Manager and Chairman

SAGENEX:

SAGENEX DIAGNOSTICS LABORATORY, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Michael T. Cartwright, Manager and Chairman

RUSH MEDICAL:

RUSH MEDICAL – LAFAYETTE, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Michael T. Cartwright, Manager and Chairman

[Signature Page to Amendment to Asset Purchase Agreement]

HOUMA:

HOUMA TREATMENT CENTER, L.L.C., a Louisiana limited liability company

By:	/s/ Michael Handley
Name: Michael Handley
Title: Authorized Representative

SELLERS’ REPRESENTATIVE:

/s/ Michael Handley
Michael Handley

[Signature Page to Amendment to Asset Purchase Agreement]

5

Annex B

Seller Allocation

SELLER	PERCENTAGE ALLOCATION
WETSMAN FORENSIC MEDICINE, L.L.C.	24.14%
KHM, L.L.C.	28.98%
RUSH MEDICAL, L.L.C.	2.90%
TRES AMIGOS HOLDINGS, LLC	0.01%
VILLAGE IP, L.L.C.	24.03%
KEYSTONE ACQUISITION, LLC	8.70%
LAFAYETTE RECOVERY HOME 1, LLC	0.09%
LAFAYETTE RECOVERY HOME 2, LLC	0.01%
HEDGE MEDIA GROUP, LLC	2.90%
NEW ORLEANS ADDICTION HOSPITAL, LLC	4.83%
Houma Treatment Center, L.L.C.	3.41%